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                                                                      EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 40 under the Securities Act of 1933 (Post-Effective Amendment No. 42 under the Investment Company Act of 1940) to GMO Trust's registration statement on Form N-1A (the "Registration Statement") of our report dated April 10, 1997, relating to the financial statements and financial highlights of the GMO Fundamental Value Fund series of GMO Trust which appears in the related February 28, 1997 Annual Report and which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services - Independent Accountants" and "Financial Highlights" in such Statement of Additional Information and the reference to us under the heading "Financial Highlights" in such Prospectus.



PRICE WATERHOUSE LLP
Boston, Massachusetts
December 3, 1997